Exhibit 99(d)

                                February 4, 1998

VIA EDGAR

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549-1004

Attn:    Mr. Alfred Barbagallo

         Re:      MainStreet BankGroup Incorporated
                  Registration Statement on Form S-4
                  File No. 333-45029

Dear Mr. Barbagallo:

         Pursuant to Rule 461 under the Securities Act of 1933, MainStreet BankGroup Incorporated, the issuer named in the above-referenced Registration Statement No. 333-45029, hereby requests acceleration of the effectiveness of the Registration Statement to 4:30 p.m., E.S.T., on Thursday, February 5, 1998, or as soon thereafter as is practicable.

                                Very truly yours,

                                MAINSTREET BANKGROUP INCORPORATED


                                By: /s/ Brenda H. Smith
                                 -----------------------------------
                                Vice President Corporate Controller